Exhibit 99.1

GlobalSCAPE Unveils Enhanced File Transfer™ 2020 Platform

EFT 2020 delivers game changing data compliance controls and cloud migration tools

SAN ANTONIO – JANUARY 15, 2020 – GlobalSCAPE, Inc. (NYSE American: GSB) a worldwide leader in the secure movement and integration of data, today announced the launch of its Enhanced File Transfer™ (EFT) 2020 platform. EFT 2020 is the eighth generation of GlobalSCAPE’s managed file transfer platform and the most robust version ever developed. The new platform:

•	Simplifies the challenge of ever-evolving compliance requirements
•	Eases the process of migrating data to the cloud
•	Supplies much-needed controls for GDPR, PIPEDA and CCPA regulations
•	Provides unmatched simplicity and performance for global enterprises

EFT 2020 arms enterprises with industry-leading controls needed to meet stringent regulations, including the European Union’s General Data Protection Regulation (GDPR), Canada’s Personal Information Protection and Electronic Documents Act (PIPEDA) and the California Consumer Privacy Act (CCPA).

“GDPR, PIPEDA and CCPA are only the beginning of potential compliance and privacy headaches for enterprises,” said Roberto Garcia, Vice President of Product Strategy and Engineering at GlobalSCAPE. “EFT 2020 delivers unmatched levels of simplicity and efficiency while addressing these fast-growing data-centric regulatory demands. Superbly positioned to support data migrations to the cloud through its hybrid and 100% cloud-based options, EFT 2020 improves product performance, streamlines an FTP network’s architecture, enhances user experience, and offers a smoother integration with existing platforms.”

EFT 2020 has a full set of advanced compliance-related features, including user rights exercise controls, fine-grained compliance controls, and a built-in GDPR-Data Protection Impact Assessment (DPIA) report – all new industry offerings. Additional product updates include collaboration enhancements, revamped web transfer client (WTC) capabilities, powerful automation options, and improved auditing performance for high-volume customers.

“The forward-facing, user-focused simplicity of the platform makes following increasingly layered data compliance and privacy expectations automatic and clearer,” Garcia added. “The collaborative, automated and performance-driven features of EFT 2020 create a rich user experience with simple-to-use functionality. Serving more than 100 of the Fortune 500, GlobalSCAPE is committed to continual innovation to help solve our global customers’ enterprise-wide compliance challenges.”

The newest EFT 2020 automation feature includes first-time integration with Microsoft Window’s PowerShell, a well understood and flexible programmatic framework built into the Windows operating system. This feature comes in response to the increased pressure on IT administrators when required to meet constantly changing, increasingly complex and time-sensitive business workflows. The result is even more flexibility when seeking to maximize efficiency in a compliant manner.

Additionally, when seeking to streamline collaborative workflows, the latest P2P additions within the platform include separate link and file expirations and passcode-protected pickups which help comply with retention and security policies. These additions help remedy the conundrum employees face when sharing files on a frequent basis while having to collaborate securely.

For more information on EFT 2020, visit www.globalscape.com/eft-2020.

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE American: GSB) is a pioneer in securing and automating the movement and integration of data seamlessly in, around and outside your business, between applications, people and places, in and out of the cloud. GlobalSCAPE provides cloud services that automate your work, secure your data, and integrate your applications – while giving visibility to those who need it. GlobalSCAPE makes business flow brilliantly. Visit www.globalscape.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause the actual results of the operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the Company’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, our information systems; legal, regulatory, political and economic risks in international markets; the results of our reduction in force; the discovery of additional information relevant to the internal investigation; the possibility that additional errors relevant to the recently completed restatement may be identified; pending litigation and other proceedings and the possibility of further legal proceedings adverse to the Company resulting from the restatement or related matters; the costs associated with the restatement and the investigation, pending litigation and other proceedings and possible future legal proceedings; and our decreased “public float” (the number of shares owned by non-affiliate stockholders and available for trading in the securities markets) as a result of share repurchases. More information on potential risks and other factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release and speak only as of the date hereof.

Investor Relations Contact:

ir@GlobalSCAPE.com

Media Contact:

Matthew Zintel

matthew.zintel@zintelpr.com